Exhibit 10.1

 Execution Version

SECURITIES PURCHASE AGREEMENT

Dated as of May 6, 2015

by and among

DynaResource, Inc.,

Golden Post Rail, LLC,

and

K.W. (“K.D.”) Diepholz

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of May 6, 2015 (this “Agreement”) is by and among DynaResource, Inc., a Delaware corporation (the “Company”), Golden Post Rail, LLC, a Texas limited liability company (the “Purchaser”) and K.W. (“K.D.”) Diepholz (“Diepholz”).

WHEREAS:

A. The Board of Directors of the Company (the “Board of Directors”) has authorized the adoption of an amendment (the “Certificate Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Restated Certificate”) substantially in the form attached hereto as Exhibit A (to be approved by the stockholders of the Company prior to the Closing (as defined below) as further described herein), and the Board of Directors has approved the adoption of a Certificate of Designations of Series C Senior Convertible Preferred Stock in the form attached hereto as Exhibit B (the “Certificate of Designations”).

B. The Company has authorized the issuance to the Purchaser for the aggregate purchase price of $4,000,000 (the “Purchase Price”) (i) 1,600,000 shares (the “Shares”) of Series C Senior Convertible Preferred Stock of the Company, par value $0.0001 per share (“Series C Preferred”), which Shares shall be convertible into shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), in accordance with the terms of the Certificate of Designations (as converted, collectively, the “Conversion Shares”) and (ii) the Common Stock Purchase Warrant to purchase 2,000,000 shares of Common Stock in substantially the form attached hereto as Exhibit C (the “Warrant”), which Warrant shall be exercisable immediately upon issuance to purchase shares of Common Stock in accordance with the terms of the Warrant (the “Warrant Shares”).

C. The Company and the Purchaser will enter into a registration rights agreement in substantially the form attached hereto as Exhibit D (together with all attachments and exhibits thereto, as each may be amended or modified from time to time, the “Registration Rights Agreement”) pursuant to which the Company will agree to register the sale of the Conversion Shares and the Warrant Shares with the Securities and Exchange Commission (the “SEC”).

D. The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Shares and the Warrant.

F. The Shares, the Warrant, the Warrant Shares and the Conversion Shares are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the foregoing premises and in reliance on the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article 1

PURCHASE AND SALE OF SECURITIES

1.1.                  Purchase and Sale of Securities.

(a)                Subject to the satisfaction (or waiver) of the conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company on the Closing Date (as defined below) the Shares and the Warrant for the aggregate purchase price of $4,000,000 (the “Purchase Price”).

(b)               The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), including Rule 506 of Regulation D promulgated thereunder.

1.2.                  Closing. The purchase and sale of the Shares and the Warrant (the “Closing”) shall occur on the date hereof or such other date as the parties may mutually agree (the “Closing Date”), provided, that all of the conditions set forth in Article 4 hereof have been fulfilled or waived in accordance herewith. The Closing shall occur by exchange of signatures and documents via facsimile or portable document format (pdf), unless another method, date or place is mutually agreed to by the parties.

1.3.                  Closing Date Deliveries.

(a)                On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser each of the following:

(i)                 this Agreement duly executed by the Company;

(ii)               a legal opinion of counsel to the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E;

(iii)             the Registration Rights Agreement duly executed by the Company;

(iv)             the Indemnification Agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F (the “Indemnification Agreement”), duly executed by the Company;

(v)               the Co-Sale Agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit G (the “Co-Sale Agreement”), duly executed by the Company and Diepholz;

(vi)             evidence to the reasonable satisfaction of the Purchaser that the Certificate Amendment has been approved by the stockholders of the Company and has been adopted by the Company by means of evidence of filing with the Delaware Secretary of State;

(vii)           evidence to the reasonable satisfaction of the Purchaser that the Certificate of Designations has been adopted by the Company, by means of evidence of filing with the Delaware Secretary of State;

(viii)         evidence to the reasonable satisfaction of the Purchaser that the Certificate Amendment has been adopted by the Board of Directors;

(ix)             a certificate or certificates representing the Shares, registered in the name of the Purchaser;

(x)               the Warrant registered in the name of the Purchaser, duly executed by the Company;

(xi)             evidence that an annual report Form 10-K or a “jumbo” current report on Form 8-K has been filed by the Company with the SEC to make the Company current in its SEC filings;

(xii)           evidence that the Company has obtained directors and officers liability insurance (“D&O Insurance”), in coverage amounts and with policy terms that are reasonably satisfactory to the Purchaser in its sole discretion;

(xiii)         a certificate, signed by the Secretary of the Company and dated as of the Closing Date, certifying as to (1) the resolutions duly adopted by the Board of Directors approving the Transaction Documents (as defined below), the transactions contemplated thereby and appointing a designee of the Purchaser to the Board of Directors, (2) its charter, as in effect prior to the filing of the Certificate Amendment and of the Certificate of Designations, (3) its charter, as in effect as of the Closing Date, (4) its bylaws, as in effect at the Closing Date (the “Bylaws”), (5) resolutions of the Board of Directors of the Company approving the Certificate Amendment and recommending such Certificate Amendment be submitted to the stockholders of the Company for their approval, and (6) the authority and incumbency of the officers executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith;

(xiv)         evidence that the Company and stockholders holding at least 30.73% of the outstanding shares of the Company entitled to vote on the proposal to approve the Certificate Amendment have entered into the Voting Agreement, in substantially the form attached hereto as Exhibit H; and

(xv)           a certificate, signed by an executive officer on behalf of the Company and dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and performance of covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in Section 4.2 as of the Closing Date.

(b)               On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                 this Agreement duly executed by the Purchaser;

(ii)               the Registration Rights Agreement duly executed by the Purchaser; and

(iii)             the Purchase Price by wire transfer to an account designated by the Company; provided, however, that the Purchaser may offset the Purchase Price by any principal and interest amount of the Promissory Note issued by the Company to the Purchaser as of the date hereof.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1.                  Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date as follows:

(a)                Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each of its Subsidiaries (as defined below) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (as defined below). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of the Company or any of its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit in any material respect the ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents (as defined below) in any material respect.

(b)               Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Indemnification Agreement, the Warrant, the Co-Sale Agreement and each other agreement, instrument and certificate executed and delivered by the Company or any of its Subsidiaries in connection with the foregoing (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)                Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the date of this Agreement is set forth in Schedule 2.1(c) of the Disclosure Schedules. There are no shares of Series B Convertible Preferred Stock of the Company, par value $0.0001 per share, outstanding or available for issuance. All of the outstanding shares of capital stock of the Company and any other outstanding security of the Company have been duly and validly authorized. No capital stock of the Company or any other security of the Company was issued in violation of any preemptive rights and except as set forth on Schedule 2.1(c) of the Disclosure Schedules, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, there are no equity plans, contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company, except as set forth on Schedule 2.1(c) of the Disclosure Schedules. Except as set forth on Schedule 2.1(c) of the Disclosure Schedules, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person or entity with respect to any of its equity or debt securities. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. For purposes of this Section 2.1 “knowledge” means the actual or constructive knowledge of the officers of the Company. Schedule 2.1(c) of the Disclosure Schedules lists all capital stock or other securities of the Company held by any Subsidiary.

(d)               Issuance of Securities. The Securities to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, such Securities shall be validly issued and outstanding, fully-paid, non-assessable and free and clear of all Liens (as defined below) or any pre-emptive rights and rights of refusal of any kind. The issuance of the Warrant Shares and the Conversion Shares in accordance with the terms of the Warrant and the Certificate of Designations, respectively, has been duly authorized by all necessary corporation action, and when the Warrant Shares and/or the Conversion Shares are issued in accordance with the terms of the Warrant and the Certificate of Designations, respectively, such shares of Common Stock will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens, encumbrances, pre-emptive rights and rights of refusal of any kind.

(e)                No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Transaction Documents, the consummation by the Company of the transactions contemplated by the Transaction Documents, and the issuance of the Securities as contemplated by the Transaction Documents, do not and will not (i) violate or conflict with any provision of the Company’s Restated Certificate or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any foreign, federal, state or local statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature (each, a “Lien”) on any property or asset of the Company or its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, violations, acceleration, cancellations, creations and impositions as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, and in the case of clause (iv), a Permitted Lien. Neither the Company nor any of its Subsidiaries is required under foreign, federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof other than as required by the Registration Rights Agreement and any filings or approvals required from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(f)                SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”), and the Company has, since January 1, 2014, timely filed (or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”). At the times of their respective filings, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder. The SEC Documents did not, and do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with all applicable rules and regulations of the SEC. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the footnotes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)                Subsidiaries. Schedule 2.1(g) of the Disclosure Schedules sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s or entity’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. Except as set forth on Schedule 2.1(g) of the Disclosure Schedules, all the outstanding shares of capital stock (if any) of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h)               No Material Adverse Change. Since December 31, 2013, (i) the Company has not experienced or suffered any event or series of events that, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect; and (ii) no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(i)                 No Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company’s financial statements included in the SEC Documents to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen in the ordinary course of business consistent with past practice and that have not had a Material Adverse Effect, and (ii) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have or result in a Material Adverse Effect.

(j)                 Indebtedness. Schedule 2.1(j) of the Disclosure Schedules sets forth as of the Closing Date all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall exclude trade debt incurred in the ordinary course of its business, and shall include (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products, (iii) all capital or equipment lease obligations or purchase money security interests that exceed $40,000 in the aggregate in any fiscal year, (iv) all obligations or liabilities secured by a Lien (except for a Permitted Lien) on any asset of the Company, irrespective of whether such obligation or liability is assumed, other than capital or equipment leases and purchase money security interests in amounts excluded from disclosure under clause (iii) above, and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person or entity.

(k)               Title to Assets. Except as set forth on Schedule 2.1(k) of the Disclosure Schedules, the Company and each of its Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any Liens, except for Permitted Liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets leased by the Company or any of its Subsidiaries, the Company and such Subsidiaries, as applicable, are in compliance with such leases and hold a valid leasehold interest free of any Liens other than to the lessors of such property or assets.

(l)                 Actions Pending. There is no action, suit, inquiry claim, arbitration, alternate dispute resolution proceeding or other proceeding (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, including but not limited to the issuance of the Securities, or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.1(l) of the Disclosure Schedules, there are no material Proceedings pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets. No Proceeding described in the SEC Documents would, individually or in the aggregate, reasonably be expected, if adversely determined, to have a Material Adverse Effect. Except as set forth on Schedule 2.1(l) of the Disclosure Schedules, there are no material outstanding Proceedings, orders, judgments, injunctions, awards, decrees or, to the knowledge of the Company, investigations of any court, arbitrator or governmental, regulatory body, self-regulatory agency or stock exchange against the Company or any Subsidiary or, to the knowledge of the Company, any officers or directors of the Company or Subsidiary in their capacities as such.

(m)             Compliance with Law. The Company and its Subsidiaries have been and are presently conducting in all material respects their respective businesses in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances. The Company and each of its Subsidiaries have all material franchises, permits, licenses, consents and other material governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it. The Company has complied and will comply in all material respects with all applicable federal and state securities laws in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

(n)               Taxes. The Company and each Subsidiary has each (i) timely filed all material federal, state, provincial, local and foreign tax returns, and all such returns were true, complete and correct, and (ii) paid all material federal, state, provincial, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any material tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them. The Company is not, nor has it been in the last two years, a U.S. real property holding corporation under Section 897 of the Code. The Company and its Subsidiaries have not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities are adequate to meet any assessments and related liabilities, and since December 31, 2013, the Company and its Subsidiaries have not incurred any liability for taxes other than in the ordinary course. For purposes of this Section 2.1(n), taxes shall include any and all interest and penalties. The Company is not being audited by, nor has the Company received notice of a pending audit from, any taxing authority.

(o)               Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(p)               Disclosure. Neither this Agreement nor the Disclosure Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(q)               Intellectual Property. The Company and its Subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the SEC Documents. Neither the Company nor any of its Subsidiaries is infringing, misappropriating, or otherwise violating, valid and enforceable Intellectual Property Rights of any other person, and, except as set forth in Schedule 2.1(q) of the Disclosure Schedules, have not received written notice of any challenge, by any other person to the rights of the Company and its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or any of its Subsidiaries. Except as described in Schedule 2.1(q) of the Disclosure Schedules, the Company and its Subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the SEC Documents are valid, binding upon, and enforceable by or against the parties thereto in accordance with its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any license of Intellectual Property Rights or Intellectual Property Assets (“Intellectual Property License”) that has not been resolved, and to the knowledge of the Company there has been no unresolved breach or anticipated breach by any other person to any Intellectual Property License. There are no unresolved claims against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has taken the necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All key employees have signed confidentiality and invention assignment agreements with the Company.

(r)                 Environmental Compliance. The Company and each of its Subsidiaries have obtained all material approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities (whether foreign, federal, state or local), or from any other person or entity, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable foreign, federal, state and local laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company and each of its Subsidiaries are also in compliance in all material respects with all requirements, limitations, restrictions, conditions, standards, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that materially violate or may materially violate any Environmental Law or that may give rise to any material environmental liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation under any Environmental Law, or based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(s)                Books and Records; Internal Accounting Controls. The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any of its Subsidiaries. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(t)                 Material Agreements. Schedule 2.1(t) of the Disclosure Schedules lists each material contract of the Company or any Subsidiary required to be filed as an exhibit to Annual Report on Form 10-K, pursuant to the applicable instructions thereto (the “Company Material Agreements”). Each of the Company Material Agreements is valid and binding on the Company and the Subsidiaries, as applicable, and in full force and effect. The Company and each of its Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Material Agreement. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Material Agreement.

(u)               Employees. Except as set forth on Schedule 2.1(u) of the Disclosure Schedules, (A) there is no significant unfair labor practice complaint pending against the Company, or any of its Subsidiaries, nor to the knowledge of the Company, threatened against it or any of its Subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or, to the knowledge of the Company, threatened against it and (B) no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors. Neither the Company nor any of its Subsidiaries has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the SEC Documents that is not so disclosed. No “named executive officer” (as defined in Item 402 of Regulation S-K) of the Company has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment with the Company or any of the Company’s Subsidiaries. The Company and each of its Subsidiaries is in material compliance with all foreign, federal, state and local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, and employee benefits plans (including, without limitation, the Employee Retirement Income Securities Act of 1974, as amended).

(v)               Transactions with Affiliates. Except as set forth on Schedule 2.1(v) of the Disclosure Schedules, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any of the Company’s Subsidiaries or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person or entity owning at least 5% of the outstanding capital stock of the Company or any of the Company’s Subsidiaries or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the SEC Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the SEC Documents or in such proxy statement.

(w)              Absence of Certain Developments. Except as set forth on Schedule 2.1(w) of the Disclosure Schedules, since December 31, 2013 through the date hereof, neither the Company nor any of its Subsidiaries has (i) issued or granted any securities other than options to purchase Common Stock pursuant to the Company’s stock option plan or securities issued upon exercise of stock options in the ordinary course of business, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction whether or not in the ordinary course of business, (iv) declared or paid any dividend on its capital stock, (v) suffered any material damage, destruction or casualty loss, whether or not covered by insurance, or (vi) suffered any losses or waived any rights of value, whether or not in the ordinary course of business, or suffered the loss of any amount of prospective business, which individually or in the aggregate would have a Material Adverse Effect.

(x)               No Guarantees of Indebtedness. Except as set forth on Schedule 2.1(x) of the Disclosure Schedules, the Company has not guaranteed (directly or indirectly) any Indebtedness of any of its Subsidiaries or of any other person or entity.

(y)               Investment Company Act Status. Neither the Company nor any of its Subsidiaries is, nor as a result of and immediately upon the Closing will be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(z)                Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Securities pursuant to the Transaction Documents is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(aa)            DTC Status. The Company’s transfer agent is a participant in and the shares of Common Stock are eligible for transfer pursuant to the Depository Trust Company Fast Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email of the Company transfer agent is set forth on Schedule 2.1(aa) of the Disclosure Schedules.

(bb)           Governmental Approvals. Except as set forth on Schedule 2.1(bb) of the Disclosure Schedules, and except for the filing of a Registration Statement on Form S-1 or Form S-3 (or another appropriate form in accordance herewith) with the SEC pursuant to the Registration Rights Agreement and the filing and acceptance of any notice prior or subsequent to the Closing that may be required under applicable provincial, state and/or federal securities laws or by FINRA (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the performance by the Company of its obligations under the Transaction Documents.

(cc)            Insurance. The Company and each of its Subsidiaries carry or are covered by insurance in such amounts and covering such risks as management of the Company believes to be prudent. Neither the Company nor any such Subsidiary has been refused any material insurance coverage sought or applied for, and the Company does not have any reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have or result in a Material Adverse Effect.

(dd)           Certain Business Practices. None of the Company or any of the Company’s Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate or any other person or entity acting for or on behalf of Company or any Subsidiary has (i) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”) or the Corruption of Foreign Public Officials Act (Canada), each as amended, or to the knowledge of the Company, anti-corruption laws applicable to the Company or any of its Subsidiaries, (ii) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA); (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity. The Company and its Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws and with the representations and warranties contained in this Section 2.1(dd).

(ee)            Shell Company Status. The Company is not currently and has not previously been an issuer of the type described in paragraph (i) of Rule 144 under the Securities Act.

(ff)             No Integrated Offering. Based on the representations of the Purchaser set forth in Section 2.2, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if to do so would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act or otherwise prevent a completed offering of Securities hereunder.

(gg)            Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries taken as a whole, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares and the Warrant hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(hh)           No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) affiliated with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(ii)               Purchaser Is Not a Control Person. The Purchaser is not, with respect to the Company or any of its affiliates, a “control person” as defined under Section 15 of the Securities Act or under Section 20(a) of the 1934 Act, and the Purchaser will not become a control person as defined under Section 15 of the Securities Act or under Section 20(a) of the 1934 Act as a result of (i) the purchase of the Securities hereunder, (ii) the entering into of the Transaction Documents, or (iii) the exercise or conversion or deemed exercise or conversion of the Securities.

2.2.                  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows as of the date of this Agreement and as of the Closing Date:

(a)                Organization and Standing of the Purchaser. The Purchaser is a corporation, limited liability company, partnership or limited partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)               Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents to which it is a party and to purchase the Shares and the Warrant being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or company action, and no further consent or authorization of the Purchaser or its board of directors, managers, stockholders, members or partners, as the case may be, is required. When executed and delivered by the Purchaser, the Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)                No Conflicts. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(d)               Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(e)                Accredited Investor. The Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser is purchasing the Securities for its own account, not with a view toward the distribution thereof; provided, however, the foregoing representations shall not be deemed to limit a Purchaser’s ability to resell the Securities in accordance with applicable securities laws. The Purchaser is sophisticated with respect to its purchase of the Securities.

(f)                No Disqualification Events. Neither the Purchaser nor any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Purchaser, the “Purchaser Covered Persons”), is subject to any Disqualification Event. The Purchaser has exercised reasonable care to determine whether any Purchaser Covered Person is subject to a Disqualification Event. The purchase of the Shares and the Warrant by the Purchaser will not subject the Company to any Disqualification Event.

(g)                No General Solicitation. The Purchaser represents that it is not purchasing the Securities in response to a general solicitation or a published advertisement in connection with the offer and sale of the Securities.

Article 3

COVENANTS AND AGREEMENTS

Unless otherwise specified in this Article 3, for so long as any Shares and/or the Warrant remain outstanding, and between the date hereof and the Closing Date, the Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its respective permitted assignees.

3.1.                  Conduct of Business Pending the Closing. Prior to the Closing, the Purchaser will have the right to appoint one individual to sit in and observe all meetings of the Board of Directors. At all times from the execution of this Agreement until the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 5.1, except as expressly provided otherwise in this Agreement, the Company shall operate its business in the ordinary course consistent with past practice in all material respects. Furthermore, the Company agrees not to take any of the following actions, except as expressly permitted by this Agreement or pursuant to the transactions contemplated herein, or to the extent the Purchaser shall have consented in advance in writing:

(a)                sell, lease, license or otherwise dispose of any of the Company’s or any Subsidiary’s assets, other than in the ordinary course of business

(b)               sell or issue any of the capital stock of or other equity interests in the Company, other than up to 500,000 shares of Common Stock;

(c)                mortgage or pledge any of the Company’s or any Subsidiary’s assets or subject any of the Company’s assets to any Lien;

(d)               amend, modify, or terminate any real property lease;

(e)                borrow any amount or incur any Indebtedness other than in the ordinary course of business;

(f)                make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(g)                make any loan or advance to any person, including, any employee or director;

(h)               guarantee any indebtedness except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business;

(i)                 make any investment inconsistent with any investment policy approved by the Board of Directors;

(j)                 enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the 1934 Act) of any such person except transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(k)               change the compensation of the executive officers, including approving any option grant or granting any bonus;

(l)                 change the principal business of the Company, enter new lines of business, or exit the Company’s current line of business;

(m)             make any acquisition (by merger, consolidation, or acquisition of equity interests or assets) of any entity;

(n)               change the Company’s independent public accountants, change its accounting methods or accounting practices or change its depreciation or amortization policies or rates;

(o)               enter into any joint ventures, strategic partnerships or alliances;

(p)               make or change any tax election, change any annual accounting period, adopt or change any accounting method with respect to taxes, file any amended tax return, enter into any closing agreement, settle or reach compromise in any proceeding with respect to any tax claim or assessment, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company, or take any other similar action relating to the filing of any tax return or the payment of any tax;

(q)               pay or agree to pay in settlement, or compromise or waive any rights under or pursuant to, any matter involving actual or threatened litigation;

(r)                 take any action that would reasonably be expected to cause a Material Adverse Effect; or

(s)                agree in writing or otherwise to take any action inconsistent with the foregoing requirements.

3.2.                  Compliance with Laws; Commission. The Company shall take all necessary actions and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance (free from any restriction on transferability under federal securities laws) of the Securities to the Purchaser or its respective subsequent holders.

3.3.                  Registration and Listing. The Company shall use its reasonable best efforts to cause its Common Stock to continue to be registered under Section 12(g) or Section 12(b) of the 1934 Act, to comply in all material respects with its reporting and filing obligations under the 1934 Act and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act or Securities Act even if the rules and regulations thereunder would permit such termination.

3.4.                  Keeping of Records and Books of Account. The Company shall use reasonable best efforts to keep and cause each of its Subsidiaries to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

3.5.                  Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform under any Transaction Document. The Company shall comply with each of its obligations, covenants and agreements under the other Transaction Documents in all material respects.

3.6.                  Use of Proceeds. The proceeds from the sale of the Securities hereunder shall be used by the Company for acquisitions, fees, costs and expenses of the transactions contemplated and general corporate and working capital purposes.

3.7.                  Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchaser shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company, at the Purchaser’s expense hereby agrees to execute and deliver such documentation as the Purchaser may reasonably request in connection with a pledge of the Securities by the Purchaser.

3.8.                  Disclosure of Transaction.

(a)                Except for press releases and public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the SEC (“Required Disclosures”), the Company shall consult with the Purchaser before issuing any press release with respect to the Transaction Documents or the transactions contemplated thereby and shall not issue any such press release or make any public statements (including any non-confidential filings with governmental entities that name another party hereto) without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed. In the case of any Required Disclosure, the Company shall provide the Purchaser with prior written notice of such Required Disclosure and use its reasonable best efforts to consult with and coordinate such Required Disclosure with the Purchaser. Unless the Company and the Purchaser otherwise agree in writing, the Company shall only include in a Required Disclosure such information that is legally required to be disclosed upon the advice of counsel.

(b)               The Company shall, within two business days following the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby and any other material non-public information (if any) provided to the Purchaser by the Company prior to the date hereof (the “Press Release”). The Press Release shall be subject to Purchaser’s review and approval prior to its release. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information (if any) delivered to the Purchaser by the Company or any of its Subsidiaries, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, within four business days following the Closing Date, the Company will file a Report on Form 8-K disclosing the transactions contemplated by this Agreement and attaching all of the Transaction Documents as exhibits. Such Form 8-K shall be subject to Purchaser’s review and approval prior to its filing.

3.9.                  Amendments to Charter Documents.

(a)                If the Board of Directors has not already done so, the Board of Directors will recommend to the stockholders of the Company that the stockholders of the Company approve the adoption of the Certificate Amendment. The Board of Directors shall not directly or indirectly withdraw or modify such recommendation in a manner adverse to Purchaser, or publicly propose to do so. As promptly as practicable after the date of this Agreement, the Company shall prepare a proxy statement with respect to a meeting of the stockholders of the Company to be held in connection with the approval of the Certificate Amendment. The Company, shall, in accordance with applicable law and the Restated Certificate and Bylaws, duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as reasonably practicable for the purpose of obtaining stockholder approval of the Certificate Amendment. In any case, the Company will obtain the approval of the stockholders of the Company for the Certificate Amendment and adopt the Certificate Amendment within ninety (90) days after the date hereof.

(b)               Other than the adoption of the Certificate Amendment, so long as the Primary Investor (as defined in the Certificate of Designations) holds any shares of the Series C Preferred, the Company shall not, without the prior written consent of the Primary Investor, amend or waive any provision of the Restated Certificate or Bylaws of the Company whether by merger, consolidation or otherwise, in any way that would materially adversely affect any rights of the holder of the Securities.

3.10.              Restricted Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (as defined herein), except for (i) Restricted Payments made by any of the Company’s Subsidiaries to the Company and (ii) Restricted Payments contemplated by the terms of the Series C Preferred. “Restricted Payments” shall mean (a) as to any Subsidiary, any dividend or distribution on any class of its capital stock, (b) any payment (which does not constitute a dividend) on account of, or the setting apart of assets for a sinking or other analogous fund, or the purchase, redemption, retirement, defeasance or other acquisition of any shares of its capital stock or any options, warrants, or other rights to purchase its capital stock, whether now or hereafter outstanding and (c) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, of, on account of, or in respect of, the principal of any Indebtedness prior to the regularly scheduled payment date thereof (as in effect on the date such Indebtedness was originally incurred).

3.11.              D&O Insurance. The Company will maintain its D&O Insurance, and in the event the Company merges with another entity and is not the surviving corporation, or transfers all of its assets, proper provisions shall be made so that successors of the Company will assume the Company’s obligations with respect to indemnification of directors.

3.12.              Special Approvals. So long as any shares of Series C Preferred remain outstanding, the Company will not, without the approval of the Board of Directors, which approval must include the affirmative vote of the director appointed, in accordance with the Certificate of Designations, by the holders of the Series C Preferred:

(a)                make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)               make any loan or advance to any person, including, any employee or director;

(c)                guarantee any indebtedness except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business;

(d)               make any investment inconsistent with any investment policy approved by the Board of Directors;

(e)                incur any aggregate Indebtedness in excess of $10,000,000 since the date of this Agreement;

(f)                enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the 1934 Act) of any such person except transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(g)                change the compensation of the executive officers, including approving any option grant or granting any bonus;

(h)               change the principal business of the Company, enter new lines of business, or exit the Company’s current line of business; or

(i)                 take any action that would constitute, or enter into any agreement to take an action that would constitute, a Liquidation Event (as defined in the Certificate of Designations).

3.13.              Anti-Dilution Protections After Exercise of Warrant. After any whole or partial exercise of the Warrant, if a Dilutive Issuance (as defined in the Warrant, disregarding whether the Warrant is still outstanding) or a Subsidiary Dilutive Event (as defined in the Warrant, disregarding whether the Warrant is still outstanding) occurs, then the Company shall issue the Purchaser (and its assigns of the Warrant or the Warrant Shares) an additional number of fully paid and non-assessable shares of Common Stock equal to the following, rounded down to the nearest whole share:

where:

Y = the number of Warrant Shares actually issued to Purchaser or its assigns at such time, pursuant to the exercise of the Warrant, plus the number of shares of Common Stock previously issued to Purchaser or its assigns pursuant to this Section 3.13; and

X = (i) in the case of a Dilutive Issuance pursuant to Section 3(b) of the Warrant, X of the equation found in Section 3(b) of the Warrant, provided that C in the equation of Section 3(b) of the Warrant shall be equal to Y above, and (ii) in the case of a Subsidiary Dilutive Event pursuant to Section 3(c) of the Warrant, X of the equation found in Section 3(c) of the Warrant, provided that B in the equation of Section 3(c) of the Warrant shall be equal to Y above.

The shares issued pursuant to this Section 3.13 shall be apportioned among the Purchaser and its assigns according to the number of Warrant Shares or shares of Common Stock previously issued pursuant to this Section 3.13 held by such persons. The rights under this Section 3.13 shall terminate with respect to Warrant Shares or shares of Common Stock issued pursuant to this Section 3.13 that are actually sold in a public offering or in a broker transaction on any exchange or in the over-the-counter market.

3.14.              Power of Attorney. Diepholz will not exercise the power of attorney he holds for DynaResource de Mexico S.A. de C.V., a Subsidiary of the Company, without the prior approval of the Board of Directors.

Article 4

CONDITIONS

4.1.                  Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and the Warrant. The obligation hereunder of the Company to close and issue and sell the Shares and the Warrant to the Purchaser at the Closing is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)                Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)               No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(c)                Delivery by Purchaser. The Purchaser shall have delivered to the Company the items set forth in Section 1.3(b) of this Agreement.

4.2.                  Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares and the Warrant at the Closing. The obligation hereunder of the Purchaser to purchase the Shares and the Warrant and to consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)                Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)               Performance by the Company; Execution and Delivery. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)                Delivery by the Company. The Company shall have delivered to the Purchaser the items set forth in Section 1.3(a) of this Agreement.

(d)               No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)                No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of its Subsidiaries or the Purchaser, or any of the officers, directors or affiliates of the Company or any of its Subsidiaries or the Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)                Material Adverse Effect. No Material Adverse Effect shall have occurred.

(g)                Approvals. The Company shall have obtained all required consents and approvals of its Board of Directors and its Stockholders, as applicable, to deliver and perform the Transaction Documents.

Article 5

TERMINATION

5.1.                  Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

(a)                by mutual consent of the Company and the Purchaser;

(b)               by either the Company or the Purchaser if the Closing shall not have occurred on or before August 4, 2015 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 5.1(b) shall not be available to any party if the breach or failure to perform by such party of its obligations under this Agreement, or the failure to act in good faith, is the principal cause of or resulted in the failure of the transactions contemplated herein to be consummated on or before such date;

(c)                by the Purchaser in the event of a material breach or failure to perform by the Company of any representation, warranty, covenant or other agreement contained herein, or if a representation or warranty of the Company has become untrue, which situation in either case, (i) would result in a failure of a condition set forth in Section 4.2(a) or Section 4.2(b), and (ii) cannot be cured by the Termination Date; or

(d)               by the Company, in the event of a material breach or failure to perform by the Purchaser of any representation, warranty, covenant or other agreement contained herein, or if a representation or warranty of the Purchaser shall have become untrue, which situation in either case, (i) would result in a failure of a condition set forth in Section 4.1(a), and (ii) cannot be cured by the Termination Date.

5.2.                  Effects of Termination. In the event of a termination of this Agreement by either party as provided in Section 5.1, this Agreement shall immediately become null and void, except that Section 5.2 (Effects of Termination), Article 7 and all other obligations of the parties specifically intended to be performed after the termination of this Agreement shall survive any termination of this Agreement. Notwithstanding the foregoing, termination of this Agreement shall not relieve any party for any liability for any breach of this Agreement prior to its termination.

Article 6

INDEMNIFICATION

6.1.                  General Indemnity. The Company agrees to indemnify, hold harmless and reimburse the Purchaser and its respective directors, officers, stockholders, affiliates, members, managers, employees, agents, successors and assigns (collectively, “Indemnified Parties”) for, from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) (“Losses”) incurred by any Indemnified Party as a result of, arising out of or based upon (i) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement; (ii) the Company’s breach of agreements or covenants made by the Company in this Agreement or any Transaction Document; (iii) any third party claims, including but not limited to any claims brought by Goldgroup Mining Inc. or Goldgroup Resources Inc. (collectively, “Goldgroup”), arising out of or resulting from the transactions contemplated by this Agreement or any other Transaction Document (unless such claim is based upon conduct by such Indemnified Party that constitutes fraud, gross negligence or willful misconduct); (iv) any breach by the Company of the Securities Act or the rules promulgated thereunder, or (v) any third party claims, including but not limited to any claims brought by Goldgroup, arising directly or indirectly out of such Indemnified Party’s status as owner of the Securities or the actual, alleged or deemed control or ability to influence the Company or any of the Company’s Subsidiaries (unless such claim is based upon conduct by the Purchaser that constitutes fraud, gross negligence or willful misconduct). This provision shall survive the termination of this Agreement and the Transaction Documents.

6.2.                  Indemnification Procedure. With respect to any third-party claims giving rise to a claim for indemnification, the Indemnified Party will give written notice to the Company of such third party claim; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Company of its obligations under this Article 6 except to the extent that the Company is actually materially prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Company shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party an actual conflict of interest between it and the Company exists with respect to such action, proceeding or claim (in which case the Company shall be responsible for the reasonable fees and expenses of one separate counsel for the Indemnified Parties), to assume the defense thereof with counsel satisfactory to the Indemnified Party. In the event that the Company advises an Indemnified Party that it will not contest such a claim for indemnification hereunder, or fails, within ten (10) days of receipt of any indemnification notice to notify, in writing, such person or entity of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Company shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Company elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. Notwithstanding anything in this Article 6 to the contrary, the Company shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof. The indemnification obligations to defend the Indemnified Party required by this Article 6 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the Company or others, and (b) any liabilities the Company may be subject to pursuant to any applicable law.

6.3.                  Contribution. If the indemnification provided for in Section 6.1 is unavailable to any Indemnified Party thereunder in respect of any Losses, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Indemnified Party on the other.

Article 7

MISCELLANEOUS

7.1.                  Costs and Expenses. The Company shall reimburse the Purchaser (or its designee) for all out-of-pocket costs and expenses incurred by the Purchaser in connection with the negotiation, drafting and execution of the Transaction Documents and the transactions contemplated thereby (including all reasonable legal fees, travel, disbursements and due diligence in connection therewith and all fees incurred in connection with any necessary regulatory filings and clearances). In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses; provided, however, that in the event that the enforcement of this Agreement is contested and it is finally judicially determined that the Purchaser was not entitled to the enforcement of the Transaction Document sought, then the Purchaser seeking enforcement shall reimburse the Company for all fees and expenses paid pursuant to this sentence. The Company shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Company shall pay all fees of its transfer agent, stamp taxes and other taxes and duties levied in connection with the delivery of the Securities to the Purchaser. This provision shall survive termination of this Agreement and the Transaction Documents.

7.2.                  Specific Performance; Consent to Jurisdiction; Venue.

(a)                The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)               The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in Dallas County, Texas, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Texas is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts in Dallas County of the state of Texas. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.3.                  Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser.

7.4.                  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a business day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Company:	DynaResource, Inc. 222 W. Las Colinas Blvd. Suite 744 East Tower Irving, TX 75039 Attention: K.D. Diepholz Telephone No.: (972) 868-9066 Facsimile No.: [___________] E-mail: kdd@dynaresource.com

with a copy to:	Scheef & Stone, L.L.P. 2700 Ross Tower, 500 N. Akard Dallas, TX 75201 Attention: Roger Crabb Telephone No.: (214) 706-4224 Facsimile No.: (214) 706-4242 E-mail: Roger.Crabb@solidcounsel.com

If to the Purchaser:	Golden Post Rail, LLC ____________________ ____________________ ____________________ ____________________ ____________________

with a copy to:	Haynes and Boone, LLP 2323 Victory Avenue Suite 700 Dallas, TX 75219 Attention: Greg Samuel Telephone No.: (214) 651-5645 Facsimile No.: (214) 200-0577 E-mail: greg.samuel@haynesboone.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

7.5.                  Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.6.                  Headings; Interpretation. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. For the avoidance of doubt, all references to “$” in this Agreement are to United States Dollars. Unless otherwise stated, any reference to the plural shall include the singular and any reference to the singular shall include the plural. Any reference to an article, section or subsection shall be an article, section or subsection of the body of this Agreement, unless otherwise stated.

7.7.                  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Purchaser may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company. The Company may not assign or delegate any of its rights or obligations hereunder or under any Transaction Document.

7.8.                  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

7.9.                  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any of the conflict of laws principles that would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against either party.

7.10.              Survival. The covenants, agreements and representations and warranties of the Company under the Transaction Documents shall survive the execution and delivery hereof indefinitely.

7.11.              Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

7.12.              Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Purchaser consents to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

7.13.              Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

7.14.              Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

DynaResource, Inc.

By:_______________________________
K.W. (“K.D.”) Diepholz
Chairman & CEO

PURCHASER:

Golden Post Rail, LLC

By:_______________________________

DIEPHOLZ:

_________________________________
K.W. (“K.D.”) Diepholz

EXHIBIT A

FORM OF CERTIFICATE AMENDMENT

1.	Article V will be amended and restated to read in its entirety as follows:

The Board of Directors shall be divided into three classes of directors, Class I Directors, Class II Directors and Class III Directors, all of whom shall be eligible for election at each annual meeting of the stockholders. The Board of Directors shall have the right to fix the number of directors from time to time; provided that the number of Class I Directors shall at all times comprise a majority of the directors and there shall always be at least one Class III Director. The Class I Directors shall be elected by the vote of the holders of the issued and outstanding shares of Series A Preferred Stock voting together as a single class (and to the extent that no shares of Series A Preferred Stock are issued and outstanding, then the Class I directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class), the Class II Directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class, and the Class III Directors shall be elected by the vote of the holders of the issued and outstanding shares of Series C Preferred Stock voting together as a single class (and to the extent that no shares of Series C Preferred Stock are issued and outstanding, then the Class III directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class).

2.	A new Article XII will be added to read in its entirety as follows:

To the fullest extent permitted by the General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liabilities of a director, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. This Article XII may only be amended with the vote of 95% of the outstanding equity of the Corporation, voting on a fully-diluted and as-converted to Common Stock basis.

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATIONS

EXHIBIT C

FORM OF WARRANT

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

FORM OF LEGAL OPINION

  The Company is validly existing as a corporation and in good standing under Delaware law and is qualified as a foreign corporation and in good standing in Texas.

  The Company has the corporate power to execute and deliver the Transaction Documents in which it is named as a party and to perform its obligations thereunder.

  The Company has duly authorized, executed and delivered the Transaction Documents in which it is named as a party, and such Transaction Documents constitute its valid and binding obligations enforceable against it in accordance with their terms.

  The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations under the Transaction Documents, including its issuance and sale of the Shares and issuance of shares of Common Stock upon conversion of the Shares in accordance with the Restated Certificate (the “Conversion Shares”), do not and will not (i) violate the Delaware General Corporation Law (“DGCL”), the law of Texas or United States federal law, (ii) violate any court order, judgment or decree of any governmental authority, (iii) result in a breach of, or constitute a default under, any of the Company’s material agreements or instruments, or (iv) violate the Company’s Restated Certificate or Bylaws.

  The Company is not required to obtain any consent, approval, license or exemption by, or order or authorization of, or to make any filing, recording or registration with, any governmental authority pursuant to the DGCL, the law of Texas or United States federal law in connection with the execution and delivery by the Company of the Transaction Documents in which it is named as a party or the performance by it of its obligations other than those that have been obtained or made.

  The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, $0.01 par value, of which [________] shares are issued and outstanding, and (ii) 20,001,000 shares of Preferred Stock, $0.0001 par value, of which 1,000 shares have been designated Series A Preferred Stock, [________] shares of which are issued and outstanding, 1,000,000 shares have been designated Series B Preferred Stock, none of which are issued and outstanding, and 1,600,000 shares have been designated Series C Preferred Stock, none of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

  The Shares have been duly authorized, and when issued, delivered and paid for in accordance with the Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly authorized and, when issued in accordance with the Company’s Restated Certificate upon conversion of the Shares, will be validly issued, fully paid and nonassessable. Neither the issuance or sale of the Shares nor the issuance of the Conversion Shares is subject to any preemptive rights under the DGCL or the Company’s Restated Certificate or Bylaws.

  Based on, and assuming the accuracy of, the representations of each of the Purchaser in the Agreement, the sale of the Shares pursuant to the Agreement does not, and the issuance of the Conversion Shares upon conversion of the Shares in accordance with the Company’s Restated Certificate will not (assuming no commission or other remuneration is paid or given directly or indirectly for soliciting the conversion), require registration under the Securities Act.

EXHIBIT F

FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT G

FORM OF CO-SALE AGREEMENT

EXHIBIT H

FORM OF VOTING AGREEMENT